Exhibit 99.1

NEWS RELEASE

ICF International Announces Timing of Second Quarter 2016

Earnings Release and Conference Call

Presenters:	Mr. Sudhakar Kesavan, Chairman and Chief Executive Officer
Mr. John Wasson, President and Chief Operating Officer Mr. James Morgan, Chief Financial Officer

Date:	Tuesday, August 2, 2016

Time:	5 p.m. Eastern Time

Dial-in:	1.888.771.4371 (U.S. toll free)
Confirmation number: 42944268

Audio Webcast:	http://investor.icfi.com

FAIRFAX, Va. (July 7, 2016) - ICF International will release its second quarter 2016 results on Tuesday, August 2, 2016, after the market close. The results will be available at: http://investor.icfi.com.

To participate in the conference call, please register at http://investor.icfi.com at least 15 minutes prior to the call and download and install any necessary software. Individuals interested in participating in the call should dial 1.888.771.4371 (U.S. toll free) and use access code 42944268. An archive will be available for one year following the live event.

A digital recording of the conference will be available beginning at 7:30 p.m. Eastern Time August 2, 2016, through 11:59 p.m. Eastern Time August 16, 2016. You may listen to the digital recording by calling 1.888.843.7419 (U.S. toll free) or +1.630.652.3042 (outside of the U.S.). The passcode is 42944268.

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For More Information

Investor information contact:

Lynn Morgen, MBS Value Partners, lynn.morgen@mbsvalue.com, +1.212.750.5800

Betsy Brod, MBS Value Partners, betsy.brod@mbsvalue.com +1.212.750.5800

Company information contact:

Steve Anderson, ICF International, steve.anderson@icfi.com, +1.703.934.3847

About ICF International

ICF (NASDAQ:ICFI) is a global consulting and technology services provider with nearly 6,000 professionals focused on making big things possible for our clients. We are business analysts, public policy experts, technologists, researchers, digital strategists, social scientists and creatives. Since 1969, government and commercial clients have worked with ICF to overcome their toughest challenges on issues that matter profoundly to their success. Come engage with us at www.icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.